Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Erica Abrams
The Blueshirt Group for BigBand Networks
+1.415.217.5864
erica@blueshirt group.com

BIGBAND NETWORKS REPORTS FIRST QUARTER 2007 FINANCIAL

RESULTS WITH 62% INCREASE IN YEAR OVER YEAR REVENUES AND

EXPANDING GROSS MARGINS

•	Net revenues of $52.8 million, up 62% over the same quarter in the prior year

•	On a GAAP basis,

•	Gross margin of 57.5%;

•	Operating income of $3.3 million; and

•	Net loss of $1.0 million, or ($0.05) per diluted share.

•	On a non-GAAP basis (excluding certain non-cash charges—stock-based compensation, preferred stock warrant expense and amortization of intangibles—net of tax),

•	Gross margin of 58.0%;

•	Operating income of $5.9 million; and

•	Net income of $5.8 million, or $0.09 per diluted share.

REDWOOD CITY, Calif., May 3, 2007—BigBand Networks, Inc., (NASDAQ: BBND), a leading provider of broadband multimedia infrastructure for video, voice and data, today announced financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, BigBand Networks reported net revenues of $52.8 million, an increase of 62% over $32.6 million in the first quarter of 2006. GAAP net loss for the quarter was $1.0 million, or ($0.05) per diluted share, compared to a net loss of $1.1 million, or ($0.09) per diluted share, in the first quarter of 2006. GAAP net loss in the first quarter of 2007 includes an aggregate of $7.5 million in non-cash charges (including $5.0 million in preferred stock warrant expense, $2.4 million in stock-based compensation expense and $0.1 million in amortization of intangibles), while such non-cash charges represented an aggregate of $0.5 million in the first quarter of 2006. A reconciliation of our GAAP and non-GAAP results is included as part of this release.

Excluding the above-mentioned charges, net of tax, non-GAAP net income for the first quarter of 2007 was $5.8 million, or $0.09 per diluted share. This compares to a non-GAAP net loss of $0.7 million, or ($0.06) per share, in the first quarter of 2006.

Gross margin improved to 57.5% on a GAAP basis and 58.0% on a non-GAAP basis during the first quarter of 2007 from a gross margin of 51.2% in the first quarter of 2006 on both a GAAP and non-GAAP basis.

“During the quarter, we continued to see an expansion of our installed base of solutions and of the capacity of our existing footprint, which favorably benefited our gross margin,” commented Amir Bassan-Eskenazi, chairman, president and CEO of BigBand Networks.

Operating expenses in the first quarter of 2007 were $27.1 million on a GAAP basis and $24.8 million on a non-GAAP basis as compared to GAAP operating expenses of $17.7 million and non-GAAP operating expenses of $17.3 million in the first quarter of 2006.

Operating income increased to $3.3 million on a GAAP basis and $5.9 million on a non-GAAP basis during the first quarter of 2007 from a GAAP operating loss of $1.1 million and non-GAAP operating loss of $0.7 million in the first quarter of 2006.

BigBand Networks completed its initial public offering of common stock on March 20, 2007 and raised net proceeds of approximately $88 million through the issuance of 7.5 million shares. As of March 31, 2007, the Company had $144.6 million in cash, cash equivalents and marketable securities.

“We are delighted to report strong financial results for the first quarter of 2007, our first quarter as a public company,” continued Bassan-Eskenazi. “Some of the world’s largest cable and telecommunications carriers continue to demonstrate interest in our media services platforms, built upon a unique combination of networking, video processing and bandwidth management capabilities.

“We believe that our financial achievements to date demonstrate the increasing consumer demand for more and better video services, including high-definition programming. Our growth continues to be a function of the broader adoption of our switched broadcast solution by major cable operators and the increasing deployment of television services by telecommunications carriers, among many other initiatives.

“Looking ahead, we are optimistic about our business and long-term market opportunity. We expect to further leverage our platform and gain footprint with new customers in new geographies. BigBand Networks continues to innovate, and we believe our technology will remain a key point of differentiation in the future,” concluded Bassan-Eskenazi.

Business Outlook

Based on current expectations, management provided the following outlook for its business in 2007:

Quarter Ending June 30, 2007

•	Net revenues are anticipated to be in the range of approximately $52 to $56 million.

•	GAAP gross margins are anticipated to be in the range of 54% to 56%, which includes approximately $0.3 million in stock-based compensation.

•	GAAP operating expenses are anticipated to be in the range of $28.5 to $29.5 million which includes approximately $2.7 million in stock-based compensation and amortization of intangibles.

•	Provision for income tax is anticipated to be in the range of approximately $0.5 to $0.6 million.

•	Fully diluted weighted average shares are anticipated to be in the range of 70 to 71 million shares.

•	This equates to GAAP earnings per share in the range of $0.02 to $0.06.

Fiscal Year Ending December 31, 2007

•	Net revenues are anticipated to be in the range of approximately $225 to $230 million.

•	GAAP gross margins are anticipated to be in the range of 54% to 56%, which includes approximately $1.4 million in stock-based compensation.

•

GAAP operating expenses are anticipated to be in the range of $115.0 to $120.0 million, which includes stock-based compensation of approximately $10.0 million and amortization of intangibles of $0.6 million.

•	Provision for income tax is anticipated to be in the range of approximately $2.0 to $2.5 million.

•	Fully diluted weighted average shares are anticipated to be in the range of 69 to 70 million shares.

•	This equates to GAAP earnings per share in the range of $0.06 to $0.11.

RECONCILIATION OF GAAP TO NON-GAAP ANTICIPATED RESULTS

The following table shows our Non-GAAP anticipated results for the quarter ending June 30, 2007 and for the year ending December 31, 2007, each reconciled to the GAAP anticipated results for such period. Our Non-GAAP anticipated results exclude stock-based compensation, amortization of intangible assets, and preferred stock warrant expense (as applicable).

	Earnings Per Share (unaudited)
	Three Months Ending June, 30, 2007		Fiscal Year Ending December 31, 2007
	Low	High	Low	High
GAAP	$0.02	$0.06	$0.06	$0.11

Stock-based compensation and amortization of intangible assets	0.04	0.04	0.17	0.17
Preferred Stock Warrant Expense—FSP 150-5	—	—	0.07	0.07

Non-GAAP	$0.06	$0.10	$0.30	$0.35

Actual results may differ materially from the above estimates.

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose this non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other special charges that many investors feel may obscure our true operating costs. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider amortization of intangible assets, preferred stock warrant expense or stock-based compensation expense, which are non-cash charges, in managing its operations. Specifically, we do not consider stock-based compensation expense when developing and monitoring budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, share-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. As a result, BigBand uses calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, net of tax, amortization of intangible assets, preferred stock warrant expense, and stock-based compensation, to evaluate its ongoing operations and to allocate resources within the organization. Whenever BigBand uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for May 3, 2007

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Daylight Time today. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on May 3, 2007 until 11:59 p.m. Pacific Daylight Time on July 31, 2007, by dialing +1.800.405.2236 (+1.303.590.3000 for callers outside the U.S. and Canada) and entering pass code 11088290.

Cautionary Statement

The statements in this release relating to increasing consumer demand for more and better video services, anticipated adoption of our switched broadcast solution and the increasing deployment of television services by telecommunications carriers, our further leveraging our platform to gain footprint with new customers in new geographies, and our business outlook with respect to the quarter ending June 30, 2007 and the year ending December 31, 2007 (including revenues, gross margins, operating expenses, tax provision, anticipated shares outstanding, and earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; the level of orders that are received and can be shipped in a given quarter; the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Registration Statement on Form S-1. You can obtain copies of the Registration Statement on Form S-1 on the SEC’s Web site (www.sec.gov <http://www.sec.gov/> ).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 3, 2007 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc., (NASDAQ: BBND), is a leading provider of broadband multimedia infrastructure for video, voice and data. The company’s solutions are designed to process, optimize, and deliver services such as broadband Internet, VoIP, digital broadcast television, HDTV, transport of high quality video, local advertising, VOD, interactive TV and IPTV across coaxial cable, fiber or copper. Service providers use BigBand Networks’ platforms to cost-effectively expand revenue-generating offerings of rich content and advanced interactive services. Customers include six of the ten largest service providers in the U.S., and leading service providers in North America, Asia, Europe and Latin America. Founded in 1998, BigBand Networks is based in Redwood City, Calif., with offices worldwide. For more information, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

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TABLES TO FOLLOW

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months ended March 31,
	2007	2006
Net revenues:
Products	$45,656	$27,974
Services	7,178	4,576

Total net revenues	52,834	32,550

Cost of net revenues:
Products	19,068	13,884
Services	3,370	2,016

Total cost of net revenues	22,438	15,900

Gross profit	30,396	16,650

Operating expenses:
Research and development	13,072	8,320
Sales and marketing	10,314	6,757
General and administrative	3,522	2,527
Amortization of purchased intangible assets	143	143

Total operating expenses	27,051	17,747

Operating income (loss)	3,345	(1,097)
Other expense, net:
Interest income	881	194
Interest expense	(338)	(312)
Other expense, net	(5,102)	(105)

Net loss before benefit from income taxes	(1,214)	(1,320)
Benefit from income taxes	237	257

Net loss for the period	$(977)	$(1,063)

Net loss per share - basic and diluted	$(0.05)	$(0.09)

Weighted – average shares used in computing net loss per share- basic and diluted	18,341	11,252

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts and percentages)

	Three Months ended March 31,
	2007	2006
Net revenues	$52,834	$32,550
GAAP gross profit as reported	30,396	16,650
Stock-based compensation expense	273	26

Gross profit excluding stock-based compensation	$30,669	$16,676

As a percentage of net revenues:
GAAP gross profit as reported	57.5%	51.2%

Gross profit excluding stock-based compensation	58.0%	51.2%

GAAP operating income (loss) as reported	$3,345	$(1,097)
Stock-based compensation expense:
- Cost of goods sold	273	26
- Research and development	673	125
- Sales and marketing	1,152	57
- General and administrative	314	76
Amortization of intangibles	143	143

Operating income (loss) excluding stock-based compensation and amortization of intangibles	$5,900	$(670)

GAAP net loss as reported	$(977)	$(1,063)
Stock-based compensation expense	2,412	284
Amortization of intangibles	143	143
Preferred stock warrant expense	4,974	98
Tax effect of adjustments	(744)	(138)

Net income (loss) excluding stock-based compensation, amortization of intangibles, preferred stock warrant expense, net of tax effect	$5,808	$(676)

Net income (loss) per share, non-GAAP- basic	$0.32	$(0.06)

Net income (loss) per share, non-GAAP - diluted	$0.09	$(0.06)

Weighted – average shares used in computing non-GAAP net income (loss) per common share- basic	18,341	11,252

Weighted – average shares used in computing non-GAAP net income (loss) per common share- diluted	62,192	11,252

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of March 31, 2007	As of December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$114,088	$38,570
Marketable securities	30,469	26,904

Total cash, cash equivalents and marketable securities	144,557	65,474
Trade receivables, net	40,309	33,988
Inventories	9,373	7,153
Prepaid expenses and other current assets	2,117	2,511

Total current assets	196,356	109,126

Property and equipment, net	14,093	12,788
Goodwill and other intangible assets, net	2,819	2,962
Other non-current assets	2,935	4,174

Total assets	$216,203	$129,050

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Current portion of obligations under capital leases	$20	$24
Current portion of line of credit and loans payable	2,255	5,913
Preferred stock warrant liabilities	—	3,152
Accrued compensation and related benefits	7,232	7,354
Accounts payable	11,647	15,109
Deferred revenues, net	41,374	39,553
Accrued warranty	3,392	3,241
Other current liabilities	9,161	9,724

Total current liabilities	75,081	84,070

Deferred revenues, net, less current portion	15,209	11,049
Obligations under capital leases, less current portion	27	32
Loans payable, less current portion	236	8,567
Accrued warranty, less current portion	992	895
Accrued long-term severance pay fund	3,036	2,744
Redeemable convertible preferred stock	—	117,307

Stockholders’ equity (deficit):
Common stock	58	12
Additional paid-in capital	234,919	17,063
Deferred stock-based compensation	(1,095)	(1,405)
Accumulated other comprehensive income	10	9
Accumulated deficit	(112,270)	(111,293)
Total stockholders’ equity (deficit)	121,622	(95,614)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$216,203	$129,050